Exhibit 21.1

TriMas Corporation Subsidiary List

Arrow Engine Company (Delaware corporation)

Canadian Gasket & Supply Inc. (Ontario corporation)

Cequent Consumer Products, Inc. (Ohio corporation)

Cequent Electrical Products, Inc. (Michigan corporation)

Cequent Electrical Products de Mexico, S. de R.L. de C.V. (Mexico corporation)

Cequent Towing Products, Inc. (Delaware corporation)

Cequent Towing Products of Canada Ltd. (Ontario corporation)

Cequent Trailer Products, Inc. (Delaware corporation)

Cequent Trailer Products, S.A. de C.V. (Mexico)

Commonwealth Disposition, LLC (Delaware limited liability company)

Compac Corporation (Delaware corporation)

Englass Group Limited (U.K.)

HammerBlow Company, LLC, The (Wisconsin limited liability company)

HammerBlow, LLC (Delaware limited liability company)

Hidden Hitch Acquisition Company (Delaware corporation)

Hitch’N Post, Inc. (Delaware corporation)

Hi-Vol Products LLC (formerly Fittings Products Co., LLC) (Delaware limited liability company)

K.S. Disposition, Inc. (Michigan corporation)

Keo Cutters, Inc. (Michigan corporation)

Lake Erie Products Corporation (Ohio corporation)

Lamons Gasket Company (Delaware corporation)

Lamons Gasket (Hangzhou) Co., Ltd. (China)

Monogram Aerospace Fasteners, Inc. (Delaware corporation)

NI Foreign Military Sales Corp. (Delaware corporation)

NI Industries, Inc. (Delaware corporation)

Norris Cylinder Company (Delaware corporation)

Reska Spline Products, Inc. (Michigan corporation)

Richards Micro-Tool, Inc. (Delaware corporation)

Rieke Canada Limited (Ontario corporation)

Rieke Corporation (Indiana corporation)

Rieke Corporation (S) Pte. Ltd. (Singapore)

Rieke de Mexico, S.A. de C.V. (Mexico corporation)

Rieke Germany GmbH (formerly Heinrich Stolz GmbH) (Germany)

Rieke Italia S.r.L. (Italy corporation)

Rieke Leasing Co., Incorporated (Delaware corporation)

Rieke of Mexico, Inc. (Delaware corporation)

Rieke Packaging Systems Australia Pty. Ltd. (Australia)

Rieke Packaging Systems Brasil Ltda. (Brazil)

Rieke Packaging Systems (Hangzhou) Co., Ltd. (China)

Rieke Packaging Systems Iberica, S.L. (Spain)

Rieke Packaging Systems Limited (U.K.)

Rola Roof Rack Pty. Ltd. (Australia)

Roof Rack Industries Pty. Limited (Australia)

Top Emballage S.A.S. (France)

Towing Holding LLC (Delaware limited liability company)

TriMas Company LLC (Delaware limited liability company)

TriMas Corporation Limited (U.K.)

TriMas Corporation Pty. Ltd. (Australia)

TriMas Fasteners, Inc. (Delaware corporation)

TriMas Holdings Australia Pty. Ltd. (Australia)

TriMas Industries Pty. Ltd. (Australia)

TriMas Services Corp. (Delaware corporation)

TriMotive Asia Pacific Limited (Thailand)

TSPC, Inc. (Nevada corporation)

Certain companies may also use trade names or other assumed names in the conduct of their business.